EXHIBIT 23


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                                                              Andersen
                                                              Luboshitz Kasierer


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the Registration Statements on Form S-8, Registration Nos. 333-45422, 333-53814, 333-55130, 333-66250 and 333-82488
of our report dated January 30, 2002, relating to the consolidated balance sheets of RADVISION Ltd. and its subsidiaries as of December 31, 2000 and 2001 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years ended December 31, 2001, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2001 of RADVISION Ltd.

                                            /s/Luboshitz Kasierer
                                            Luboshitz Kasierer
                                            Arthur Andersen


Tel Aviv, Israel
March 18, 2002